EXHIBIT 11
                                                                 (Page 1 of 2)

                        PEPSICO, INC. AND SUBSIDIARIES

        Computation of Net Income Per Share of Capital Stock - Primary Years Ended December 28, 1996, December 30, 1995 and December 31, 1994
                    (in millions except per share amounts)
                                                  1996      1995(a) 1994(a)
                                                  ----      ----    ----
Shares outstanding at beginning
  of year.................................        1,576    1,580   1,598

Weighted average of shares issued
  during the year for exercise of
  stock options, acquisitions,
  conversion of debentures and
  payment of compensation awards..........           13        9       6

Shares repurchased (weighted).............          (25)     (13)    (16)

Dilutive shares contingently issuable
  upon exercise of stock options,
  conversion of debentures and payment
  of compensation awards, net of
  shares assumed to have been purchased for
  treasury (at the average price) with
  assumed proceeds from exercise of
  stock options and compensation
  awards..................................           42       32      20
                                                  -----    -----   -----
Total shares - primary....................        1,606    1,608   1,608
                                                  =====    =====   =====
Income before cumulative effect of
 accounting changes.......................       $1,149  $ 1,606  $1,784
Cumulative effect of accounting
   changes:
    Postemployment benefits...............            -        -     (55)
    Pension assets........................            -        -      23
                                                 ------  ------   ------
Net income as adjusted....................       $1,149  $ 1,606  $1,752
Income (charge) per share:                       ======   ======  ======
 Before cumulative effect of
  accounting changes......................       $ 0.72  $  1.00  $ 1.11
   Cumulative effect of
    accounting changes:
     Postemployment benefits..............            -        -   (0.03)
     Pension assets.......................            -        -    0.01
                                                 ------  -------  ------
Net income per share - primary............       $ 0.72  $  1.00  $ 1.09
                                                 ======   ======  ======

(a) 1995 and 1996 shares have been adjusted to reflect a two-for-one stock split in May, 1996.

                                                                    EXHIBIT 11
                                                                 (Page 2 of 2)

                        PEPSICO, INC. AND SUBSIDIARIES

     Computation of Net Income Per Share of Capital Stock - Fully Diluted Years Ended December 28, 1996, December 30, 1995 and December 31, 1994
                    (in millions except per share amounts)
                                                1996         1995(a)  1994(a)
                                                ----         ----     ----
Shares outstanding at beginning
  of year.................................     1,576         1,580    1,598

  Shares issued during the year for exercise
  of stock options, acquisitions,
  conversion of debentures and
  payment of compensation awards..........       23             21      12

Shares repurchased (weighted).............      (25)           (13)    (16)

Dilutive shares contingently issuable
  upon exercise of stock options,
  conversion of debentures and payment
  of compensation awards, net of
  shares assumed to have been purchased for
  treasury (at the higher of average or
  quarter-end price) with assumed
  proceeds from exercise of stock
  options and compensation awards.........       37           29        18
                                             ------       ------     -----
Total shares - fully diluted..............    1,611        1,617     1,612
                                              =====        =====     =====
Income before cumulative effect of
 accounting changes.......................   $1,149       $1,606    $1,784
  Cumulative effect accounting
   changes:
    Postemployment benefits...............        -            -       (55)
    Pension assets........................        -            -        23
                                             ------       ------    ------
Net income as adjusted....................   $1,419       $1,606    $1,752
                                             ======       ======    ======
Income (charge) per share:
 Before cumulative effect of
  accounting changes......................   $ 0.71       $ 0.99    $ 1.11
   Cumulative effect of accounting
    changes:
     Postemployment benefits..............        -            -     (0.03)
     Pension assets.......................        -            -      0.01
Net income per share -                       ------       ------   -------
 fully diluted............................   $ 0.71       $ 0.99    $ 1.09
                                             ======       ======    ======

(a) 1995 and 1996 shares have been adjusted to reflect a two-for-one stock split in May, 1996.